UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Autolus Therapeutics plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks

191 Wood Lane

London W12 7FP

United Kingdom

(Address of principal executive offices)(Zip Code)

(44) 20 3829 6230

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value $0.000042 per share	AUTL	The Nasdaq Global Select Market
Ordinary shares, nominal value $0.000042 per share*	*	The Nasdaq Stock Market LLC*

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Select Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2025, Andrew Mercieca notified Autolus Therapeutics plc (the “Company”) of his intention to resign from his role as the Company’s Vice President of Finance and principal accounting officer, to pursue another opportunity. Mr. Mercieca’s resignation is not effective until August 2025, six months from the date of his notice, which includes a statutory three-month minimum notice period required under the Employment Rights Act 1996 (UK). Mr. Mercieca’s resignation from the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Mercieca for his dedicated service to the Company and wishes him well in his future endeavors.

On April 3, 2025, the Board of Directors of the Company appointed Rob Dolski, the Company’s current Chief Financial Officer, to serve as the principal accounting officer of the Company in addition to his current role as principal financial officer, effective immediately. Information regarding Mr. Dolski’s background and business experience is incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 10, 2025 with the Securities and Exchange Commission. No additional compensation will be paid in connection with the performance of these additional duties. There are no arrangements or understandings between Mr. Dolski and any other persons, pursuant to which he was appointed to serve as the Company’s principal accounting officer in addition to his current roles, there are no family relationships between Mr. Dolski and any of the Company’s other directors or executive officers and there are no transactions between Mr. Dolski and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC

Dated: April 3, 2025	By:	/s/ Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer